FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS

Highlights:

•	Third quarter revenues of $223.7 million, up 12% year-over-year

•	Third quarter net income of $12.8 million

•	Third quarter adjusted EBITDA of $12.1 million

•	Trailing twelve month recurring revenue of 69% in independent brokerage and advisory segment

•	Shareholders’ equity of $315 million at September 30, 2014

•	Acquired Highland Capital Brokerage, Inc. to enter life insurance brokerage business

•	Independent brokerage and advisory network to have approximately 4,000 independent financial advisors and $125 billion in client assets and Ladenburg to have approximately $1.1 billion in annual revenues upon closing of pending acquisitions

MIAMI, FL, November 10, 2014 — Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the three and nine months ended September 30, 2014.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg continued to perform well in the third quarter, producing record revenues and strong adjusted EBITDA. Additionally, our recent acquisitions of KMS Financial Services and Highland Capital add a leading independent broker-dealer and wholesale life insurance distribution capabilities to our platform. We expect Ladenburg to continue to benefit from numerous significant demographic and industry trends as a highly diversified financial services firm with a favorable mix of independent brokerage and advisory services and capital markets and investment banking businesses.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Ladenburg’s continued strong operating performance in our investment banking and capital markets business together with our focus on our independent broker-dealer and advisory businesses reinforces our confidence in our business model and our commitment to the most vibrant areas of the financial services industry. We’ve continued to see robust recruiting activity at our independent broker-dealer subsidiaries, while making strategic acquisitions to accelerate growth.  Following completion of our pending acquisitions of Securities Service Network, Inc. and assets of Sunset Financial Services, Inc., both expected to close in the fourth quarter of 2014, we will have approximately 4,000 financial advisers with $125 billion of client assets and access to a broad range of resources and services to meet the evolving needs of our valued clients. Our leadership team remains focused on implementing investments in technology, risk management, compliance, internal audit, and professional development for our employees and advisors, and we look forward to building on our momentum to continue delivering strong results.”

For the Three and Nine Months Ended September 30, 2014

Third quarter 2014 revenues were $223.7 million, a 12% increase from revenues of $200.5 million in the third quarter of 2013. For the trailing twelve months ended September 30, 2014, revenues were $867.8 million. The strong growth in advisory fees revenue continued to be driven by an increase in net new advisory assets, successful recruitment of additional advisors and market appreciation. Commissions and investment banking revenues remained strong due to high levels of client activity.

Net income attributable to the Company for the third quarter of 2014 was $12.8 million, as compared to net income attributable to the Company of $2.4 million in the third quarter of 2013. Net income available to common shareholders, after payment of preferred dividends, was $8.0 million or $0.04 per basic and diluted common share for the third quarter of 2014, as compared to net loss available to common shareholders of $0.5 million or $(0.00) per basic and diluted common share in the comparable 2013 period. The third quarter 2014 results included an income tax benefit of $13.4 million primarily resulting from the Highland Capital acquisition, approximately $8.6 million of non-cash charges for depreciation, amortization and compensation, $1.5 million of amortization of retention loans related to the Securities America acquisition and $1.7 million of interest expense, while the third quarter 2013 results included approximately $5.4 million of non-cash charges for depreciation, amortization and compensation, $1.7 million of amortization of retention loans related to the Securities America acquisition, $2.3 million of interest expense and $0.4 million of loss on extinguishment of debt.

For the nine months ended September 30, 2014, the Company had revenues of $656.3 million, a 13% increase over revenues of $581.7 million for the comparable 2013 period. Net income attributable to the Company for the nine months ended September 30, 2014 was $20.0 million, as compared to net loss attributable to the Company of $3.0 million in the comparable 2013 period. Net income available to common shareholders, after payment of preferred dividends, was $8.2 million or $0.05 per basic common share and $0.04 per diluted common share, respectively, for the nine months ended September 30, 2014, as compared to a net loss available to common shareholders, after payment of preferred dividends, of $6.9 million or $(0.04) per basic and diluted common share in the comparable 2013 period. The results for the nine months ended September 30, 2014 included an income tax benefit of $12.0 million primarily resulting from the Highland Capital acquisition, approximately $20.2 million of non-cash charges for depreciation, amortization and compensation, $5.1 million of amortization of retention loans related to the Securities America acquisition, $5.2 million of interest expense and $0.3 million of loss on extinguishment of debt. The comparable 2013 results included approximately $16.0 million of non-cash charges for depreciation, amortization and compensation, $5.3 million of amortization of retention loans related to the Securities America acquisition, $13.4 million of interest expense, $4.2 million of loss on early extinguishment of debt and $1.7 million of income tax expense.

Recurring Revenues

For the nine months ended September 30, 2014, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 70% of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were 69% for the trailing twelve months ended September 30, 2014.

EBITDA, as adjusted

EBITDA, as adjusted, for the third quarter of 2014 was $12.1 million, a 6% decrease from $12.8 million in the 2013 period. EBITDA, as adjusted, for the nine months ended September 30, 2014 was $40.0 million, an increase of 6% from $37.6 million for the prior-year period. For the trailing twelve months ended September 30, 2014, EBITDA, as adjusted, was $54.0 million. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company as reported (see “Non-GAAP Financial Measures” below).

Stock Repurchases

During the quarter ended September 30, 2014, Ladenburg repurchased 1,280,400 shares of its common stock at a cost of approximately $4.7 million, representing an average price per share of $3.65. During the period from January 1, 2014 through September 30, 2014, Ladenburg repurchased 2,444,490 shares of its common stock at a cost of approximately $8.1 million, representing an average price per share of $3.31. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 13,694,247 shares at a total cost of approximately $21.9 million, including purchases of 7,500,000 shares outside its stock repurchase program. Ladenburg has the authority to repurchase an additional 1,305,753 shares under its current repurchase plan.

Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention loans, change in the fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, interest income and non-cash compensation expense, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention loans for the Securities America acquisition and other acquisition-related expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income before income taxes, net income and cash flows from operating activities.

About Ladenburg

Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Investacorp, Inc. and KMS Financial Services, Inc. as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management, Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact: Paul Caminiti/Emily Deissler

Sard Verbinnen & Co

212-687-8080

# # #

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of the independent brokerage and advisory area, growth of our investment banking business, recruitment of financial advisors and future investments. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
		September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Commissions.	$109,575	$101,469	8.0%	$316,520	$293,507	7.8%
Advisory fees.	86,333	69,893	23.5%	245,265	200,893	22.1%
Investment banking.	10,916	10,090	8.2%	38,306	31,271	22.5%
Principal transactions.	433	841	(48.5%)	1,699	1,690	0.5%
Interest and dividends.	1,760	1,826	(3.6%)	5,132	5,139	(0.1%)
Service fees and other income.	14,715	16,370	(10.1%)	49,381	49,163	0.4%

Total revenues.	223,732	200,489	11.6%	656,303	581,663	12.8%

Expenses:
Commissions and fees.	163,393	146,906	11.2%	477,133	424,942	12.3%
Compensation and benefits.	28,410	23,860	19.1%	81,391	69,316	17.4%
Non-cash compensation.	3,679	1,647	123.4%	7,689	4,439	73.2%
Brokerage, communication and clearance fees.	4,349	2,761	57.5%	13,003	8,085	60.8%
Rent and occupancy, net of sublease revenue.	1,905	1,631	16.8%	4,955	4,601	7.7%
Professional services.	3,127	2,247	39.2%	8,091	6,401	26.4%
Interest.	1,701	2,283	(25.5%)	5,193	13,395	(61.2%)
Depreciation and amortization.	4,902	3,776	29.8%	12,527	11,553	8.4%
Acquisition-related expense.	850	-	*	1,308	-	*
Amortization of retention loans.	1,538	1,690	(9.0%)	5,108	5,339	(4.3%)
Loss on extinguishment of debt.	-	446	(100%)	314	4,200	(92.5%)
Other.	10,449	10,284	1.6%	31,627	30,587	3.4%

Total expenses.	224,303	197,531	13.6%	648,339	582,858	11.2%

Income (loss) before item shown below.	(571)	2,958	(119.3%)	7,964	(1,195)	766.4%
Change in fair value of contingent consideration	-	-	-	12	(121)	109.9%

Income (loss) before income taxes.	(571)	2,958	(119.3%)	7,976	(1,316)	706.1%
Income tax expense (benefit).	(13,354)	579	(2406.4%)	(11,994)	1,718	(798.1)%

Net income (loss).	12,783	2,379	437.3%	19,970	(3,034)	758.2%
Net loss attributable to noncontrolling interest	(20)	(23)	(13.0%)	(62)	(49)	26.5%

Net income (loss) attributable to the Company.	$12,803	$2,402	433.0%	$20,032	$(2,985)	771.1%
Dividends declared on preferred stock.	(4,848)	(2,879)	68.4%	(11,783)	(3,907)	201.6%

Net income (loss) available to common shareholders.	$7,955	$(477)	1767.7%	$8,249	$(6,892)	219.7%

Net income (loss) per share available to common shareholders (basic).	$0.04	$(0.00)	1756.5%	$ 0.05	$(0.04)	220.2%

Net income (loss) per share available to common shareholders (diluted).	$0.04	$(0.00)	1539.8%	$ 0.04	$(0.04)	206.7%

Weighted average common shares used in computation of per share data:
Basic.	182,988,516	181,759,305	0.7%	182,082,141	182,895,952	(0.4%)

Diluted.	210,535,372	181,759,305	15.8%	205,243,355	182,895,952	12.2%

TABLE 2

LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company as reported.

	Three Months Ended			Nine Months Ended			Trailing Twelve
							Months Ended
	September 30,			September 30,			September 30,
(Unaudited; dollars in thousands)	2014	2013	% Change	2014	2013	% Change	2014

Total revenues.	$223,732	$200,489	11.6%	$656,303	$581,663	12.8%	$867,756
Total expenses.	224,303	197,531	13.6%	648,339	582,858	11.2%	856,072
Pre-tax income (loss)(1)	(571)	2,958	119.3%	7,976	(1,316)	706.1%	11,696
Net income (loss) attributable to the Company.	12,803	2,402	433.0%	20,032	(2,985)	771.1%	22,563

Reconciliation of EBITDA, as adjusted, to net income (loss) attributable to the Company:
EBITDA, as adjusted (1).	$12,060	$12,768	(5.5%)	$39,970	$37,635	6.2%	$53,960
Add:
Interest income.	59	55	7.3%	195	145	34.5%	244
Change in fair value of contingent consideration.	-	-	-	12	(121)	109.9%	12
Less:
Loss on extinguishment of debt.	-	(446)	(100.0%)	(314)	(4,200)	(92.5%)	(661)
Interest expense.	(1,701)	(2,283)	(25.5%)	(5,193)	(13,395)	(61.2%)	(7,236)
Income tax expense (benefit).	13,354	(579)	(2406.4%)	11,994	(1,718)	(798.1%)	10,786
Depreciation and amortization.	(4,902)	(3,776)	29.8%	(12,527)	(11,553)	8.4%	(16,289)
Non-cash compensation.	(3,679)	(1,647)	123.4%	(7,689)	(4,439)	73.2%	(10,016)
Acquisition-related expense.	(850)	-	*	(1,308)	-	*	(1,308)
Amortization of retention loans	(1,538)	(1,690)	(9.0%)	(5,108)	(5,339)	(4.3%)	(6,929)

Net income (loss) attributable to the Company.	$12,803	$2,402	433.0%	$20,032	$(2,985)	771.1%	$ 22,563

* Not Meaningful
(1) 2013 results included the elimination of $2,545, consisting of $5,148 of revenue net of employee brokerage commission expenses of $2,603 related to sale of the Company’s Series A Preferred Stock.